Exhibit 15(b)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (Nos. 333-215126) and Forms S-8 (Nos. 333-208276, 333-178183 and 333-162857) of Advanced Semiconductor Engineering, Inc. and Registration Statement on Form F-4 (Nos. 333-214752) of Advanced Semiconductor Engineering, Inc. and Siliconware Precision Industries Co., Ltd. of our report dated March 23, 2017 relating to the financial statements of Siliconware Precision Industries Co., Ltd, which appears in this Form 20-F of Advanced Semiconductor Engineering, Inc.

/s/ PricewaterhouseCoopers, Taiwan
Taipei, Taiwan

Republic of China

April 18, 2017